EXHIBIT 99

100 Days Later: Recovery, Growth and Reflection

TORONTO, June 29, 2020. This week marked 100 days since COVID-19 turned business in our home markets upside down.

In March, April and May, we shared an update on how we’ve been managing the crisis and driving substantial change at Restaurant Brands International. As we finish the last week of our second quarter, I wanted to share one more update on the recovery of our business, a return to growth in certain parts of our business, and some reflection on long-term priorities; including that I believe we are far stronger as a company today because of this unplanned journey.

Shortly after taking on my role 18 months ago, we refreshed our vision and committed to building the most loved restaurant brands in the world. We identified the areas that are essential to fulfilling our vision: being a brand-led company; focusing on an exceptional guest experience; living a culture that attracts and retains the best talent in the world; modelling industry excellence as a franchisor; and driving digital innovation and leadership.

Little did we know at the time how important these commitments would be to guide our approach to managing through the COVID-19 crisis.

Recovery and Growth

We have previously disclosed the significant drop in sales starting in mid-March that coincided with self-isolation and the closure of dining rooms across North America. Our teams responded quickly to continue to serve guests and recapture lost business through improvements to our home delivery channels, mobile order and pay, and drive-thru experience.

Driving rapid digital innovation has been essential to our recovery path as a company. Our teams have rewritten code for our apps; reimagined service opportunities like curbside pickup; and expanded delivery services into thousands of new restaurants. The outcome has been a significant increase in digital sales in North America and we believe this trend shift to digital is what guests will continue to demand.

We set out to provide an exceptional guest experience as we implemented new health and safety guidelines; designed new operating procedures to keep our team members and guests healthy and safe; and supported our restaurant owners with a variety of initiatives to make sure they made it through the darkest days of this crisis.

Our operations teams continue to put a heavy focus on the health and safety measures in all restaurants; thorough training of team members; and frequent reinforcement of all our operations procedures. We are committed to doing our part to provide a safe and trusted atmosphere for guests and their families as the world carefully returns to normal routines.

In our home market as of last week, nearly all Burger King restaurants are open and comparable sales are now trending approximately flat to last year compared to the negative mid-30s in mid-March. This is driven by strong performance in drive thru given most of our dining rooms throughout North America remain closed or offer reduced seating.

Tim Hortons is 90% open in Canada, with most of the remaining restaurants located in malls, food courts, sporting complexes and other public facilities that currently remain closed. Tim Hortons has shown sequential comparable sales improvements every week from the negative mid-40s in mid-March to the negative high teens as of last week.

And Popeyes continues to demonstrate incredibly strong comparable sales momentum in the U.S. with sales growth remaining in the very high 20s last week, even as we begin to lap the strongest period of 2019 prior to the national launch of the Chicken Sandwich. Nearly all Popeyes restaurants in our home market are open for takeout and delivery - with dining rooms mostly closed. In mid-June, the team also brought our Chicken Sandwich to Canada in a test market where we have seen really strong demand, giving us optimism that the quality of our sandwich will transcend markets and continue to attract new guests to our brand.

In Asia-Pacific, more than 90% of the restaurants are open; Europe, Middle-East and Africa restaurants are now more than 80% open and approximately 60% of the Latin America restaurants are open. We are working closely with our franchise partners to ensure they exit the crisis as strong as possible, ready to recapture market share as their respective markets reopen.

At the beginning of the crisis in March and out of an abundance of caution, we proactively drew down our revolving credit facility. Given the steady improvements we’ve seen in our business and our strong financial position, we are repaying all outstanding amounts under our revolver this week.

Overall, I’m proud to say that 100 days later, our business is on the road to recovery and in several cases is already back to growing. Our teams have been focused hour to hour on regaining every transaction and it has been inspiring to see the dedication of everyone across the organization - including our restaurant owners and our colleagues at RBI.

Reflection: Building the Most Loved Restaurant Brands in the World

Core to our vision of building the most-loved restaurant brands in the world are the values that we live by as a company: life is too short for small dreams; you value things more when you own them; your growth is based entirely on what you do and how you do it; a wide range of voices and perspectives make us stronger; find ways to do things differently to make them better; and above all, be a hard-working, good person.

While the leadership teams for our three restaurant brands have been laser-focused on the recovery of our business, we have made sure that a few, important long-term priorities didn’t get lost in the fog of business disruption.

Earlier this year, we launched our Restaurant Brands for Good framework (rbi.com/sustainability). We identified major projects under the pillars of food, planet and people that we believe are foundational to our ability to grow globally loved restaurant brands. We know that as we emerge and return the business to growth, we have to keep focused on the long-term investments that are necessary to build the most loved restaurant brands in the world.

We believe that the delicious, affordable and convenient meals that you love from us must also be sustainable. This involves hard and long-term work to serve great food that guests love by focusing on our ingredients, reducing our environmental footprint, sourcing sustainably, and investing in people and communities.

For example, Burger King is advancing the US rollout of our iconic Whopper without colors, flavors and preservatives from artificial sources. All three of our restaurant brands have exciting work underway on removing ingredients from artificial sources from the food we serve.  We are also making good progress in our packaging and recycling initiatives – for example, Tim Hortons in Canada, is eliminating enough plastic straws and stir sticks to wrap around the world one and a half times every year.

There will be another time to showcase all this good work, but I do want to take a moment to talk about the importance of our people - the third pillar of our Restaurant Brands for Good framework.

Over the last 100 days, we have chosen to look after our people so they can look after the business. We have continued to hire for strategic positions. We have protected jobs and compensation. We invested in our corporate restaurant team members and established a fund with our owners in Canada to support sick team members. We implemented frequent, weekly communication with our colleagues and restaurant owners so that everyone has known where we stand, what our priorities are, what their roles and responsibilities are - and I’m proud to say that our corporate family and restaurant owners have stepped up incredibly in the face of this uncertainty.

Throughout this crisis, we have made better decisions by adding more voices to our discussions. We have been able to move quickly and decisively while also including far more perspectives in the decision making. But we still have substantial work to do to add more diversity to those voices.

We have committed to a culture at RBI that attracts and retains the best talent in the world - and that must by definition mean the best of all diverse talent in the world.

A year ago, we made a commitment to the whole company to increase gender diversity and foster a more inclusive environment for all. We highlighted subconscious biases in front of the whole company in town hall meetings and deliberately changed our approach to how we source and promote talent. In 2019, we promoted more women than we had before and, halfway into 2020 we have already hired more female senior leaders into the company than previously. We have a lot more work to do, but when we make something a priority, we deliver on it.

We recently celebrated our LGBTQ2+ community for Pride Month and are proud to have achieved 100% in 2020 on the Human Rights Campaign’s Corporate Equality Index.

Despite some areas of progress in becoming more diverse as an organization, we have reflected on our insufficient racial diversity at RBI. A week and a half ago, we stopped and joined together as a team to learn more about ways we could all serve as catalysts for change through allyship and advocacy. While our charitable foundations do important work with African American and Black communities in the U.S. and Canada, I will not diminish the fact that we do not have enough racially diverse voices and perspectives in our company and we’re going to change that.

Starting immediately, I am making a commitment to ensure at least half of all final-round candidates interviewing for roles with our four RBI offices will be from groups that are demonstrably diverse,

including race. I am taking on this commitment along with our Leadership Team to ensure that this becomes a permanent diversity shift that permeates every corner of RBI.

Hard Working, Good People

Recently, I have been closing my remarks with what has become my personal favourite value at RBI: be a hard-working, good person.

There has been much to worry about over the last 100 days and more change required in a short period of time than most of us have seen at any time in our careers. But when I reflect on the progress we have made, every positive moment I can point to is a result of incredibly hard working, good people who have taken ownership over their area of our global restaurant community.

I look forward to sharing our final Q2 results in early August, along with more detail on our progress for recovery, reflection and growth in our business.

Sincerely,

Jose Cil
Chief Executive Officer
Restaurant Brands International

Forward-Looking Statements

This letter contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events, initiatives and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the operations of our restaurants, the impact of changes to operations caused by the COVID-19 pandemic, our liquidity and the liquidity of our restaurant owners, our sustainability, diversity and inclusion initiatives, and the impact of our initiatives on the financial health of our franchisees. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: the length and scope of the impact of the pandemic, including stay at home orders and business closures, other risks related to unforeseen events, such as pandemics, risks related to its international operations; risks related to the availability and cost of capital, risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable laws and regulations, including tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

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